Exhibit 3.2

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Filed in the Office of Secretary of State State Of Nevada	Business Number C1578-1995
Filing Number 202009729994
Filed On 9/24/2020 9:52:00 AM
Number of Pages 2

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐  Certificate of Designation

☐  Certificate of Amendment to Designation - Before Issuance of Class or Series

☐  Certificate of Amendment to Designation - After Issuance of Class or Series

☒  Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Amerityre Corporation Entity or Nevada Business Identification Number (NVID): NV19951050008
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional):	Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: 2013 Series Convertible Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: 2013 Series Convertible Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.

☒  Certificate of Amendment to Designation- After Issuance of Class or Series

The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6. Resolution: Certificate of Designation and Amendment to Designation only

By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*

7. Withdrawal:	Designation being Withdrawn: 2013 Series Convertible Preferred	Date of Designation: 12/13/2013

No shares of the class or series of stock being withdrawn are outstanding.

The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

  See attached.

8. Signature: (Required)	X /s/ Lynda R. Keeton-Cardno Signature of Officer	Date: 9/23/20

* Attach additional page(s) if necessary	Page 1 of 1
This form must be accompanied by appropriate fees.	Revised 1/1/2019

WITHDRAW OF CERTIFICATE OF DESIGNATION

OF

AMERITYRE CORPORATION

Pursuant to Sections 78.320 and 78.1955 of the Nevada Revised Statutes, Amerityre Corporation withdraws the Designation and all Rights, Privileges, and Preferences of the 2013 Series Convertible Preferred Stock as there are no shares outstanding pursuant to this Certification of Designation.

Amerityre Corporation., a Nevada corporation, hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation (the "Board") pursuant to the authority of the Board as required by Chapter 78 of the Nevada Revised Statutes (the "Nevada  Corporations  Law"):

RESOLVED, that the Board has determined it to be advisable and in the best interests of the Company and its stockholders to withdraw the 2013 Series Convertible Preferred Stock designation as there are no shares outstanding pursuant to this Certification of Designation.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 23rd day of September, 2020.

Amerityre Corporation

By: /s/ Michael Sullivan

Michael Sullivan,

Chief Executive Officer

STATE OF NEVADA
BARBARA K. CEGAVSKE Secretary of State

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall

2250 Las Vegas Blvd North, Suite 400

North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	OFFICE OF THE SECRETARY OF STATE

Business Entity - Filing Acknowledgement

10/12/2020

Work Order Item Number:	W2020100701354-870179
Filing Number:	20200972994
Filing Type:	Withdrawal of Designation
Filing Date/Time:	9/24/2020 9:52:00 AM
Filing Page(s):	2

Indexed Entity Information:
Entity ID: C1578-1995	Entity Name: AMERITYRE CORPORATION

Entity Status: Active	Expiration Date: None

Commercial Registered Agent
LYNDA R. KEETON CPA, LLC
181 N ARROYO GRANDE BLVD STE 140B, HENDERSON, NV 89074, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE

        Secretary of State

Commercial Recording Division

202 N. Carson Street